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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


         Date of Report (Date of earliest event reported): May 8, 1997

                              MAGNA BANCORP, INC.
              ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                    0-18918                  64-0793093
----------------------            -----------               -------------
State of Incorporation            (Commission               (IRS Employer
                                  File Number)             Identification No.)




100 West Front Street, Hattiesburg, MS                      39401
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(Address of principal executive offices)                    Zip Code


                                 (601) 545-4720
              ----------------------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS.

     On May 8, 1997, Magna Bancorp, Inc., a corporation organized and existing under the laws of the State of Delaware and a registered savings and loan holding company under the Home Owners' Loan Act, as amended ("Magna"), and Union Planters Corporation, a corporation organized and existing under the laws of the State of Tennessee and a bank holding company under the Bank Holding Company Act of 1956, as amended and registered savings and loan holding company under the Home Owners' Loan Act, as amended ("UPC") entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which UPC Merger Subsidiary, Inc., a corporation organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of UPC, will be merged with and into Magna. Magna will survive the merger as a wholly owned subsidiary of UPC.

     In accordance with the terms of the Merger Agreement, each share of Magna common stock, par value $.01 per share ("Magna Common Stock"), outstanding immediately prior to the effective time of the Merger will be converted into the right to receive .5165 of a share of common stock, par value $5.00 per share, of UPC ("UPC Common Stock").

     The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests.

     Consummation of the Merger is subject to various conditions, including receipt of approval by the shareholders of Magna of the Merger Agreement and the Merger and receipt
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of requisite regulatory approvals from the Board of Governors of the Federal
Reserve System and other federal and state regulatory authorities as necessary.

     The Merger Agreement and the transactions contemplated thereby will be submitted for approval at a meeting of the shareholders of Magna. Prior to such meeting, UPC will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the UPC Common Stock to be issued in the Merger. Such shares of UPC Common Stock will be offered to Magna shareholders pursuant to a prospectus that will also serve as a proxy statement for the shareholders' meeting.

     The preceding description of the Merger Agreement is qualified in its entirety by reference to the copy of the Merger Agreement included as Exhibit
2.1 hereto and which is hereby incorporated herein by reference.

     In connection with the Merger Agreement, UPC and Magna entered into a Stock Option Agreement, dated May 8, 1997 (the "Stock Option Agreement"), pursuant to which Magna granted to UPC an option to purchase, under certain circumstances, up to 2,737,000 authorized and unissued shares of Magna Common Stock at a price, subject to certain adjustments of $17.50 per share (the "UPC Option"). The number of shares subject to the UPC Option, if exercised, would equal, before giving effect to the exercise of the UPC Option, 19.9% of the total number of shares of Magna Common Stock outstanding. The UPC Option was granted by Magna as a condition and inducement to UPC's willingness to enter into the Merger Agreement. Under certain circumstances, Magna may be required to repurchase the UPC Option or the shares acquired


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pursuant to the exercise of the UPC Option.

     The preceding description of the Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock Option Agreement included as
Exhibit 2.2 hereto and which is hereby incorporated herein by reference.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

    (c)        Exhibits
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
Exhibit        Description
-------        -----------

2.1 Agreement and Plan of Reorganization, dated May 8, 1997, by and between Union Planters Corporation and Magna Bancorp, Inc.
               (without exhibits)

2.2            Stock Option Agreement, dated May 8, 1997, by and between Union
               Planters Corporation, as grantee, and Magna Bancorp, Inc., as issuer.

99             Text of joint press release, dated May 8, 1997, issued by Union
               Planters Corporation and Magna Bancorp, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Magna Bancorp, Inc.
                              (Registrant)
                              ------------


                              By: /s/Lou Ann Poynter
                                     ---------------
                                     Lou Ann Poynter
                                     President



Dated: May 8, 1997



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                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit
-----------    ----------------------

2.1 Agreement and Plan of Reorganization, dated May 8, 1997, by and between Union Planters Corporation and Magna Bancorp, Inc.
               (without exhibits)

2.2            Stock Option Agreement, dated May 8, 1997 by and between Union
               Planters Corporation, as grantee, and Magna Bancorp, Inc., as issuer.

99             Text of joint press release, dated May 8, 1997, issued by Union
               Planters Corporation and Magna Bancorp, Inc.